UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11,  2017

Bioverativ Inc.

(Exact name of registrant
as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37859		81-3461310
(Commission File Number)		(IRS Employer Identification No.)

225 Second Avenue, Waltham, Massachusetts 02451	Not Applicable
(Address of principal executive offices; Zip Code)	(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (781) 663-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).    Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 11, 2017, the Board of Directors (the "Board") of Bioverativ Inc. (the "Company") expanded its size from five directors to six directors and appointed Geno Germano to fill the vacancy created by the expansion.

Mr. Germano was most recently President of Intrexon Corporation, having held that position from June 2016 through March 2017.  Mr. Germano previously served as Group President, Global Innovative Pharma Business at Pfizer Inc., a global pharmaceutical corporation, from 2014 to February 2016, and as President and General Manager, Specialty Care and Oncology at Pfizer, from 2009 through 2013.  Prior to that, he held various senior leadership positions at Wyeth Pharmaceuticals and Johnson & Johnson.  He is a member of Group of Fifty (G50) and previously served on the Board of the Biotechnology Innovation Organization where he chaired the International Committee and was a member of the Executive Committee.  He serves on the Advisory Board of the Healthcare Businesswomen’s Association and is a Trustee of the Albany College of Pharmacy, where he received his B.S. in Pharmacy.  Mr. Germano also serves on the Board of Directors of Sage Therapeutics, Inc.   Mr. Germano’s qualifications to sit on the Board of Bioverativ include his extensive experience working for various pharmaceutical and biotechnology companies.

The Board determined that Mr. Germano qualifies as an independent director under the rules of the U.S. Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market.

There are no arrangements or understandings between Mr. Germano and any other person pursuant to which he was selected as a director, and there are no transactions involving Mr. Germano that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Germano will participate in the Company’s standard non-employee director compensation program, and upon his initial appointment to the Board, he was granted stock options to purchase 21,729 shares of the Company’s common stock, which vest in three equal annual installments, under the Bioverativ 2017 Non-Employee Directors Equity Plan. Mr. Germano also entered into the Company's standard indemnification agreement, the form of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form 10 filed on November 29, 2016.

Effective on May 11, 2017, the Board also approved changes to the composition of the committees of the Board by adding Mr. Germano to the Compensation Committee, and adding Anna Protopapas to the Corporate Governance Committee.  Following their appointments, the composition of the committees of the Board are as follows:

•	Audit Committee: Louis J. Paglia (Chair), Alexander J. Denner, Ph.D., and Brian S. Posner
•	Compensation Committee: Brian S. Posner (Chair), Geno Germano and Louis J. Paglia
•	Corporate Governance Committee: Alexander J. Denner, Ph.D. (Chair), Louis J. Paglia and Anna Protopapas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVERATIV INC.

	By:	/s/Andrea DiFabio
Andrea DiFabio
Executive Vice President, Chief Legal Officer and Secretary

Date: May 16, 2017